                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 29, 2005
                              (SEPTEMBER 28, 2005)

                         NORTHSTAR REALTY FINANCE CORP.
             (Exact name of registrant as specified in its charter)

          MARYLAND                   001-32330                   11-3707493
(State or other jurisdiction      (Commission File            (I.R.S. Employer
     of incorporation)                Number)               Identification No.)

   527 MADISON AVENUE, 16TH FLOOR, NEW YORK                           10022
   (Address of principal executive offices)                        (Zip Code)

                                 (212) 319-8801
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 28, 2005, NorthStar Realty Finance Corp., a Maryland
corporation (the "Company"), NorthStar Realty Finance Limited Partnership, a
Maryland limited partnership (the "LP"), NS Advisors LLC, a Delaware limited liability company ("NS Advisors") and Bank of America, N.A. ("Lender"), entered into a Master Loan, Guarantee and Security Agreement (the "Agreement"). The
Agreement provides for an unsecured, $50 million revolving credit facility (the
"Facility"). The term of the Facility is one year, with up to two one year extensions at the discretion of the Lender. The interest rate on the Facility is
LIBOR, plus 325 basis points.

         The Agreement contains certain covenants, including, among other things, financial covenants requiring minimum cash liquidity, minimum tangible net worth, maximum debt to tangible net worth and minimum debt service coverage.
The Agreement also contains certain customary representations and warranties and events of default. The obligations of the LP, which is the borrower under the
Facility, are guaranteed by the Company, NS Advisors and any subsidiary of the
LP whose assets are included in the borrowing base for the Facility.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NorthStar Realty Finance Corp.
                                               (Registrant)

Date: September 29, 2005                   By:  /s/ Mark E. Chertok
                                              -------------------------------
                                                Mark E. Chertok
                                                Chief Financial Officer